EXHIBIT 99

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Michael A. Reynolds
	President/CEO	Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
E-mail:banking@therightbank.com

FOR IMMEDIATE RELEASE

PACIFIC CONTINENTAL PROVIDES THIRD QUARTER EARNINGS GUIDANCE

EUGENE, OR, September 30, 2002—Pacific Continental Corporation (NASDAQ: PCBK), the bank holding company for Pacific Continental Bank, today announced that third quarter earnings will be impacted as a result of an additional loan loss provision the bank will incur related to one nonperforming hospitality industry loan to a single borrower. The bank had previously disclosed in its second quarter 2002 earnings release and Webcast presentation of July 16, 2002, that loan terms for this hotel property were renegotiated, including a temporary reduction in the interest rate as well as a six-month forbearance in principal and interest payments. Resumption of payments was required to begin October 1, 2002.

The bank has been advised by the borrower that the required resumption of payments for this $5.0 million real estate loan will not occur as agreed. As a result, the bank will provide an additional loan loss provision with respect to this loan during the third quarter 2002. The bank expects to report a September 30, 2002, loan loss allocation of $1.7 million for this specific impaired loan, an additional reserve allocation of $1.2 million for the third quarter.

The bank’s decision and action is supported by a recently completed independent appraisal of this metro-Portland, Oregon hotel property. The appraisal took into consideration additional capital improvements made by the borrower, current room rates, recent occupancy levels, and the general market for west coast distressed hospitality properties. The appraisal showed a significant decline in the value of the property from a prior appraisal completed in June of 2001. The prior appraisal used occupancy figures and resulting cash flow much higher than those currently being realized in the current economic environment. Cash flow from this hotel property has been severely impacted by the dramatic slowdown in the travel industry and by the continuing economic recession. Although there was improvement in occupancy rates during the third quarter, they reportedly remain below the level necessary to service the borrower’s debt to the bank.

Management still anticipates positive third quarter earnings. Pacific Continental management believes that its capital base and overall loan portfolio remain strong and diversified in spite of the recognized recent challenges facing the hospitality and travel industry. The company will provide additional information when it announces its third quarter earnings on Wednesday, October 16, 2002.

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About Pacific Continental Bank

Pacific Continental Bank is the operating subsidiary of Pacific Continental Corporation with ten banking offices in western Oregon. The bank provides personalized services, including online and electronic banking, to meet the deposit and lending needs of professionals, communities and businesses. The SBA has consistently recognized the bank as one of the top lenders over the past five years. More information on Pacific Continental and its banking services can be found on its Website: www.therightbank.com

Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: general economic conditions; industries in which the bank has a lending concentration; business conditions in the banking industry; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition among financial institutions; fluctuating interest rate environments; cash flow, operating performance, availability of retained earning and decisions made by its board of directors with respect to dividend practices and similar matters. Readers are cautioned not to place undue reliance on the forward-looking statements. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review any risk factors described in its Annual Report on Form 10-K and the most recent Form 10-Q and other documents filed from time to time with the Securities Exchange Commission. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

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